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                                  EXHIBIT 10.4

                                 GRANT AGREEMENT

                          (As Amended December 3, 1996)

                       THE GOODYEAR TIRE & RUBBER COMPANY

                            PERFORMANCE EQUITY GRANT

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      Reference is made to that certain Grant Agreement - Performance Equity
Grant dated December 6, 1994, whereunder you were granted Performance Equity Grant Units (the "Units"). The Grant Agreement is hereby amended to provide as follows:

      The Directors of The Goodyear Tire & Rubber Company (the "Company") desire to encourage and facilitate ownership of the Common Stock of the Company (the "Common Stock") by key employees and to provide for additional compensation based on the appreciation of the Common Stock, thereby providing incentive to promote the continued growth and success of the Company's business. Accordingly, the 1989 Goodyear Performance and Equity Incentive Plan was adopted effective April 10, 1989 (the "Plan"). A copy of the Plan is attached.

      At the December 6, 1994 meeting of the Compensation Committee of the Board of Directors, you were awarded a Performance Equity Grant (each Unit equivalent in value to one share of Common Stock) as follows:

      Date of Grant                                           12-6-94

      Number of Equity Units Granted
      Performance Period                               1-1-95 through 12-31-97

      The number of Performance Equity Grant Units specified above (the "Units") which you will earn at the end of the three-year Performance Period specified above (the "Performance Period") will be determined by and contingent upon the extent to which Performance Goals are achieved. The number of Units actually earned may be adjusted between 0 and 150% of the number of Units stated above, depending on the level of achievement of Performance Goals. In accordance with actions taken by the Compensation Committee on November 5, 1996 and December 3, 1996, payment of the Units earned will be made as provided below. The Performance Goals and earn out criteria for the Performance Period for your Performance Equity Grant are described at Annex A.

      The Performance Equity Grant for the number of Units specified above is granted to you under, and governed by the terms and conditions of, the Plan and this Grant Agreement. Your execution and return of the enclosed copy of this Grant Agreement acknowledging receipt of the Units granted herewith constitutes your agreement to, and acceptance of, all terms and conditions of the Plan and this Grant Agreement. You also agree that you have read and understand the provisions of the Plan, this Grant Agreement and Annex A.

      All rights conferred upon you under the provisions of this Grant Agreement are personal to you and, except under the provisions of paragraph 14 of the Plan, no assignee, transferee or other successor in interest shall acquire any rights or interests whatsoever under this Grant Agreement, which is made exclusively for the benefit of you and the Company.




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      As further consideration for the Units granted to you hereunder, you must remain in the continuous employ of the Company or one or more of its subsidiaries until December 31, 1997, the end of the Performance Period. Any Units earned will be prorated in the event of your death, Retirement (as defined in the Plan) or Disability (as defined in the Plan) or layoff prior to completion of the Performance Period. Any proration is based on the last day you worked. Nothing contained herein shall restrict the right of the Company or any of its subsidiaries to terminate your employment at any time, with or without cause.

      You will forfeit the right to receive any distribution or payment under this Grant if you enter into a relationship either as an employee, consultant, agent or in any manner whatsoever with an entity that sells products in competition with products sold by the Company and its subsidiaries within six months after the earlier of (1) the date you receive your distribution of Units earned or (2) the date you ceased to be an employee of the Company or one of its subsidiaries.

      The number of Units earned will be paid as follows:

      (a) Each Unit earned will be valued at a dollar amount equal to the Fair Market Value of the Common Stock (as defined below) on December 31, 1997, (the "Unit Value").

      (b) The Company will pay to you an amount equal to 50% of the Unit Value multiplied by the total number of Units earned, less such withholding and payroll taxes as the Company shall determine to be necessary or appropriate, in cash in February of 1998; provided, however, that notwithstanding the foregoing, you may elect, by delivering a written notice of your election to the Company not later than December 31, 1996, to defer receipt of all or a specified whole percentage of the aforesaid 50% of Units earned until the Optional Deferral Date (as defined below), in which event the amount you elect to defer (which shall be equal to the product of UE x .5UV x PDE, where UE equals the number of Units earned, UV equals the Unit Value and PDE equals the percentage, expressed as a decimal, of the Units earned you elect to defer) will be credited in February of 1998 to an account maintained in the records of the Company (the "Optional Deferred Amount") and will be converted into Deferral Units. The number of Deferral Units will be determined by dividing the Optional Deferred Amount by the Fair Market Value of the Common Stock (as defined below) on December 31, 1997. The amount of such deferral will be reduced, if necessary, to pay such tax, payroll and other withholding obligations as the Company shall determine to be necessary or appropriate.

      (c) The balance of the Unit Value of each Unit earned, which shall be equal to 50% of the Unit Value, shall be multiplied by the total number of Units earned (the "Mandatory Deferred Amount") and credited in February of 1998 to an account maintained in the records of the Company. The Mandatory Deferred Amount will be converted into Deferral Units (as defined below). The number of Deferral Units will be determined by dividing the Mandatory Deferred Amount by the Fair Market Value of the Common Stock (as defined below) on December 31, 1997. The amount of such deferral will be reduced, if necessary, to pay such tax, payroll and other withholding obligations as the Company shall determine to be necessary or appropriate.

      (d) Notwithstanding the foregoing, the Compensation Committee of the Board of Directors may, at its sole election, at any time and from time to time require that the payment of the entire, or any portion of the, Unit Value of any number of the Units earned shall be deferred until the Optional Deferral Date, or such later date as it shall deem appropriate, in order for the Company to conform to the requirements of Section 162(m) of the Internal Revenue Code (the "Required Deferral Amount"). Any Required Deferral Amount so deferred will be credited to an account maintained in the records of the Company and will be converted into Deferral Units, the number of which shall be determined by dividing each amount so deferred by the Fair Market Value of the Common Stock on the date of such deferral.


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      As used herein, the term: (1) "Deferral Unit" means an equivalent to a hypothetical share of the Common Stock; (2) "Fair Market Value of the Common Stock" means, in respect of any date on or as of which a determination thereof is being or to be made, the average of the high and low per share sale prices of the Common Stock on the New York Stock Exchange Composite Transactions Tape on such date or, if the Common Stock was not traded on such date, the next preceding day on which the Common Stock was traded on the New York Stock Exchange; (3) "Dividend Equivalent" means, with respect to each dividend payment date for the Common Stock, an amount equal to the cash dividend per share of Common Stock which is payable on such dividend payment date; (4) "Mandatory Deferral Date" means the earlier of (x) the tenth business day of the January next following the fifth anniversary of the last day of the Performance Period, or (y) the Optional Deferral Date; (5) "Mandatory Deferral Unit" means each Deferral Unit resulting from the Mandatory Deferral Amount, including Dividend Equivalents credited in respect thereof; (6) "Optional Deferral Date" means the later of (i) the first business day of the seventh month following the month during which you cease to be employed by the Company, or one of its subsidiary companies, for any reason (whether Retirement, Disability, death, layoff, voluntary termination or otherwise) or (ii) the tenth business day of the calendar year following the calendar year during which you ceased to be an employee of the Company, or one of its subsidiary companies, for any reason whatsoever; (7) "Optional Deferral Unit" means each Deferral Unit resulting from any Optional Deferred Amount or converted from a Mandatory Deferral Unit, including Dividend Equivalents credited in respect thereof; and (8) "Required Deferral Unit" means each Deferral Unit resulting from any Required Deferred Amount, including Dividend Equivalents credited in respect thereof. All computations relating to Deferral Units, fractions of shares of Common Stock and Dividend Equivalents will be rounded, if necessary, to the fourth decimal place.

      Each Deferral Unit will be credited with one Dividend Equivalent on each date on which cash dividends are paid on shares of the Common Stock (and each fraction of a Deferral Unit shall be credited with a like fraction of a Dividend Equivalent). Dividend Equivalents (and fractions thereof, if any) will be automatically translated into Deferral Units by dividing the dollar amount of such Dividend Equivalents by the Fair Market Value of the Common Stock on the date the relevant Dividend Equivalents are accrued to your account. The number of Deferral Units (and any fractions thereof) resulting will be credited to your account (in lieu of the dollar amount of such Dividend Equivalent) and shall continually be denominated in Deferral Units until converted for payment as provided in this Grant Agreement.

      The Mandatory Deferral Units credited to your account shall be automatically deferred until the Mandatory Deferral Date. If the Mandatory Deferral Date occurs before you cease to be an employee of the Company, or one of its subsidiary companies, you may elect, by delivering a written notice of your election to the Company not later than December 31, 2001, to defer receipt of all or a specified whole percentage of the Mandatory Deferral Units credited to your account until the Optional Deferral Date, whereupon such Mandatory Deferral Units will become Optional Deferral Units.

      On the Mandatory Deferral Date, to the extent you have not elected to further defer payment of all or a portion of the Mandatory Deferral Units until the Optional Deferral Date in the manner provided above (and unless payment of all or a portion of your Mandatory Deferral Units have been further deferred until the Optional Deferral Date pursuant to the conversion thereof into Required Deferral Units), the whole Mandatory Deferral Units in your account will be converted, at your election (which election shall be made in writing on or before the June 30, 2002), into (1) a like number of shares of the Common Stock, (2) a dollar amount determined by multiplying the number of Deferral Units credited to your account by the Fair Market Value of the Common Stock on the Mandatory Deferral Date, or (3) a combination of shares of the Common Stock and cash in accordance with your election (which shall be expressed as a percentage of the Deferral Units to be paid in shares of the Common Stock). In accordance with your election, within five business days following the Mandatory Deferral Date you will be paid (a) such




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number of shares of the Common Stock, (b) such amount of cash, or (c) the elected combination of shares of Common Stock and cash, the amounts of which shall be determined in accordance with the preceding sentence. If you did not make a timely election as to the form of payment, you will receive payment in shares of the Common Stock. Any fraction of a Deferral Unit will be paid to you on the relevant date in cash, the amount of which shall be calculated in the manner specified above.If you have duly elected to receive payment of all or a specified percentage of your Deferral Units on the Optional Deferral Date (or if payment of any of the Deferral Units has been deferred until the Optional Deferral Date pursuant to the conversion thereof into Required Deferral Units), you may elect, at the time and in the manner specified below, to receive such Deferral Units in (1) a lump sum on the fifth business day following the Optional Deferral Date, or (2) in a series of not less than five (5) or more than ten (10) annual installments commencing on the fifth business day following the Optional Deferral Date, or (3) a specified percentage of your Deferral Units on the fifth business day following the Optional Deferral Date and the balance of your Deferral Units in installments as specified in clause (2) of this sentence.

      On the Optional Deferral Date (to the extent you have not elected to receive payment in installments), the whole Deferral Units then in your account (which have not been designated for payment in installments) will be converted at your election (which election shall be made in writing on or before the last day of the seventh month prior to the month during which the Optional Deferral Date occurs), into (1) a like number of shares of the Common Stock, or (2) a dollar amount determined by multiplying the number of whole Deferral Units credited to your account by the Fair Market Value of the Common Stock on the Optional Deferral Date, or (3) a combination of shares of the Common Stock and cash in accordance with your election (which shall be expressed as a percentage of the Deferral Units to be paid in shares of the Common Stock). In accordance with your election, within five business days following the Optional Deferral Date you will be paid (a) such number of shares of the Common Stock, (b) such amount of cash, or (c) the elected combination of shares of Common Stock and cash, the amounts of which shall be determined in accordance with the preceding sentence. If you did not make an election as to the form of payment on or before the required date, you will receive payment in shares of the Common Stock. Any fraction of a Deferral Unit will be paid to you on the relevant date in cash, the amount of which shall be calculated in the manner specified above.

      If you desire to receive payment of your Deferral Units or a portion thereof in annual installments, you may elect (by delivering to the Company a written notice of your election, which shall specify the number of annual installments, not later than December 31 of the calendar year which is two calendar years prior to the year during which the Optional Deferral Date occurs) to receive all, or a specified whole percentage of, the Deferral Units in your account (which would otherwise be scheduled for distribution on the Optional Deferral Date) in not less than five (5) or more than ten (10) annual installments, payable commencing on the fifth business day following the Optional Deferral Date and thereafter on the fifth business day following each anniversary thereof until paid in full. You may also elect (in writing on or before the last day of the seventh month prior to the month during which the Optional Deferral Date occurs) to receive payment in shares of the Common Stock, cash or any combination of Common Stock and cash (expressed as a percentage of the Deferral Units to be paid in shares of the Common Stock. Each installment shall be in an amount equal to the total number of Deferral Units credited to your account on the Optional Deferral Date, or on the anniversary thereof which is the fifth business day prior to the date such installment is due and payable, as the case may be, divided by the number of annual installments remaining (including the annual installment then being calculated for payment) to be paid. In respect of each installment, the number of Deferral Units payable shall, in accordance with your election, be converted into (1) a like number of shares of the Common Stock, (2) a dollar amount determined by multiplying the number of whole Deferral Units credited to your account by the Fair Market Value of the Common Stock on the relevant anniversary of the Optional Deferral Date (or the Optional Deferral Date in the case of the first installment), or (3) the elected combination of shares of the Common Stock and cash, the amounts of which shall be determined in the manner specified above. Any fraction of Deferral Unit will be paid to you on the relevant date in cash, the amount of which shall be calculated in the manner specified above.




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      You will be required to satisfy all Federal, state and local tax and payroll withholding obligations, and any other withholding obligations, arising in respect of any distribution of shares of the Common Stock or cash to you. To the extent there is sufficient cash available, such withholding obligations will be deducted from your distribution. To the extent the amount of cash to be distributed is not sufficient to satisfy all withholding obligations, you will be required to pay such withholding obligations as a condition to your receipt of any distribution of shares of the Common Stock.

      In the event of your death at any time prior to the Mandatory Deferral Date, your account balance will be paid in cash in a lump sum on the later of
(a) the fifth business day following the Mandatory Deferral Date or (b) the fifth business day of the calendar year following the calendar year during which your date of death occurs. In the event of your death at any time following the Mandatory Deferral Date and prior to the distribution of your account, the entire balance of your account shall be paid in cash on the anniversary of the Mandatory Deferral Date next following your date of death.

      In the event of any stock dividend, stock split, recapitalization, merger, split-up, spin-off or other change affecting the Common Stock of the Company, the Deferral Units in your account shall be adjusted in the same manner and proportion as the change to the Common Stock.

      Any notice to you under this Grant Agreement shall be sufficient if in writing and if delivered to you or mailed by registered mail directed to you at the address on record in the Executive Compensation Department. Any notice to the Company under this Grant Agreement shall be sufficient in writing and if delivered to the Executive Compensation Department of the Company in Akron, Ohio, or mailed by registered mail directed to the Company for the attention of the Executive Compensation Department at 1144 East Market Street, Akron, Ohio 44316-0001. Either you or the Company may, by written notice, change the address.

Dated: December 3, 1996             THE GOODYEAR TIRE & RUBBER COMPANY



                                       Chairman, CEO & President



Grant Agreement, as amended,
received and accepted:

                                                  Date:December     , 1996
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                                     ANNEX A

PERFORMANCE GOALS

Performance Goals are based on the aggregate earnings per share of Goodyear Common Stock for the period January 1, 1995 through December 31, 1997.

MINIMUM PERFORMANCE GOAL FOR PAYMENT

In order for there to be a distribution under this Grant, the aggregate earnings per share shall be at least $12.15 for the three-year period beginning January 1, 1995.

PERFORMANCE UNIT DISTRIBUTION SCHEDULE

Unit distributions are payable 50 percent in shares of the Company's Common Stock and 50 percent in cash.

                  Aggregate Earnings                            % of
                       Per Share                          Unit Distribution
                   1/1/95 - 12/31/97                       Based on Grant
                   -----------------                       --------------
                        $14.15                                    150 %

                         13.90                                    140

                         13.65                                    130

                         13.40                                    120

                         13.15                                    110

                         12.90                                    100

                         12.65                                     90

                         12.40                                     85

                         12.15                                     80

                        <12.15                                      0


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